EXHIBIT 23.7

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 2, 2004, with respect to the financial statements of Surf-Communication Solutions BV., in the Registration Statement (Form F-3 No. 333-117529) and related Prospectus of B.O.S Better Online Solutions Ltd. for the registration of 1,190,228 of its ordinary shares.





Amsterdam, February 28, 2005

/s/ Mazars Paardekooper Hoffman

MAZARS PAARDEKOOPER HOFFMAN

F.D.N Walta RA